Exhibit 3.2

                                                             Filing Fee $60.00
                                                        By:  Daryl EngeBergson
                                                          1111 Las Vegas Blvd.
                                                          Las Vegas, NV  89104

FILED
In the office of the
Secretary of State of the
STATE OF NEVADA

Nov 8 1982

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            FULLER-BANKS ENERGY, INC.

     Pursuant to the applicable provisions of the Nevada Corporation Laws, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

     FIRST: The present name of the corporation is Fuller-Banks Energy, Inc.

     SECOND: The following amendments to its Articles of Incorporation were adopted by the shareholders of the corporation on August 31, 1982, in the manner prescribed by Nevada law.

1. Article Iv is amended as follows:

                               ARTICLE IV - STOCK

     The aggregate number of shares which this corporation shall have authority to issue is 500,000,000 shares of Common Stock having a par value of $.001 per share. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

     THIRD: The number of shares of the Corporation outstanding at the time of the adoption of said amendment was 17,875,000 and the number of shares entitled to vote thereon was 17,875,000.

     FOURTH: The number of shares voted for such amendment was 17,875,000 and the number voted against such amendment was none.

     DATED this 1st day of October, 1982.

Attest:                                           FULLER-BANKS ENERGY, INC.


/s/ James E. Fuller                               /s/ James B. Fuller
-------------------                               -------------------


STATE OF UTAH              )
                           ) .ss
COUNTY OF SALT LAKE        )


     Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of Fuller-Banks Energy, Inc., a Nevada corporation, and signed the foregoing Articles of Amendment as their own free and voluntary act and deed pursuant to a corporate resolution for the uses and purposes set forth.

     IN WITNESS WHEREOF, I have hereunto set me hand an seal this 1st day of October, 1982.

My Commission Expires:                               /s/
11-1-05                    Notary Public             ---------------------
                               Seal                  Residing at:  SLC, UT


                                  VERIFICATION
STATE OF UTAH              )
                           ) .ss
COUNTY OF SALT LAKE        )

     The undersigned being first duly sworn, deposes and states: the he is the Secretary of Fuller-Banks Energy, Inc., that he has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the amendment duly adopted by the stockholders of the Corporation.

                                                      /s/ James E. Fuller
                                                      -------------------